Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

City Office REIT, Inc.

We consent to the use of our reports with respect to the following financial statements:

•	our report dated March 1, 2017 with respect to the consolidated balance sheets of City Office REIT, Inc. as of December 31, 2016 and December 31, 2015 and the related consolidated and combined statements of operations, changes in equity and cash flows for each of the years in the three year period ended December 31, 2016 and the financial statement Schedule III for the year ended December 31, 2016;

•	our report dated August 5, 2014 with respect to the statement of revenues and certain expenses of Plaza 25 for the year ended December 31, 2013;

•	our report dated October 1, 2014 with respect to the statement of revenues and certain expenses of Lake Vista Pointe for the year ended December 31, 2013;

•	our report dated December 2, 2014 with respect to the statement of revenues and certain expenses of FRP Ingenuity Drive for the year ended December 31, 2013;

•	our report dated May 5, 2015 with respect to the statement of revenues and certain expenses of Superior Pointe for the year ended December 31, 2014;

•	our report dated July 17, 2015 with respect to the statement of revenues and certain expenses of DTC Crossroads for the year ended December 31, 2014;

•	our report dated October 30, 2015 with respect to the statement of revenues and certain expenses of 190 Office Center for the year ended December 31, 2014;

•	our report dated October 30, 2015 with respect to the statement of revenues and certain expenses of Intellicenter for the year ended December 31, 2014;

•	our report dated September 20, 2016 with respect to the statement of revenues and certain expenses of FRP Collection for the year ended December 31, 2015;

•	our report dated January 9, 2017 with respect to the statement of revenues and certain expenses of Park Tower for the year ended December 31, 2015;

•	our report dated March 1, 2017 with respect to the statement of revenues and certain expenses of SanTan Corporate Center for the year ended December 31, 2015;

all incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants
Vancouver, Canada
June 1, 2017